UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On March 22,  2018, Granite Falls Energy, LLC (the “Company”) held its 2018 Annual Meeting of Members (the “Annual Meeting”) for the purpose of electing three governors to our board of governors.  Votes were solicited in person and by proxy.

Of the Company’s 30,606 units outstanding and entitled to vote at the Annual Meeting, 18,148 units or 59.3% were present either in person or by proxy.    As a result, a quorum was present to conduct business at the Annual Meeting.

There were three nominees for the three governor positions: incumbents Paul Enstad, Rodney Wilkison, and Marten Goulet.  The votes for the nominees were as follows:

Name	Votes For	Votes Withheld/ Abstaining
Paul Enstad	18,100	48
Marten Goulet	18,001	142
Rodney Wilkison	18,096	47

As a result, nominees Enstand, Wilkison, and Goulet were elected by a plurality vote of the members to serve a three-year term ending at the 2021 Annual Meeting or until their respective successors have been elected and qualified or their earlier death, resignation or removal.

Except as set forth above, no other matters were voted upon by the members at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: March 27, 20186	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer